FOR IMMEDIATE RELEASE

Wrap Technologies Promotes Michael Rothans to Chief Operating Officer

Rothans to Lead Sales and Training Teams to Enable Rapid Growth

LAS VEGAS, Nevada, November 13, 2018 – Wrap Technologies, Inc. (the “Company”) (OTCQB: WRTC), an innovator of modern policing solutions, has promoted Michael Rothans, the Company’s Senior Vice President of Business Development since September 2017, to the position of Chief Operating Officer. In his new role, Rothans will lead sales, training and technical support teams, a critical role as the Company prepares to expand its sales efforts with respect to its new BolaWrap 100 non-lethal remote restraint solution to law enforcement agencies in the United States and certain other key countries.

Rothans is a proven law enforcement executive with deep knowledge and experience in police engagements. He retired in 2015 as a thirty-one year, highly-decorated veteran of the Los Angeles County Sheriff’s Department (“LASD”). His last position with the LASD was as Assistant Sheriff overseeing the department’s patrol operations. As Assistant Sheriff, he was responsible for a nearly one-billion-dollar budget and supervised over 6,000 sworn and civilian personnel. In addition, he served the important role of Chair of the Executive Force Review Committee for the LASD, during which time he was responsible for reviewing all officer involved shootings and significant uses of force for the department and determined if those force incidents met LASD standards.

“Mike brings invaluable knowledge about real world encounters between the police and the public to his new position,” said David Norris, the Company’s President. “Since joining the Company in late 2017, Mike has been instrumental in our business development, leading the introduction of our new early restraint product to key law enforcement agencies across the United States. He has been a credible Company spokesperson, and we are thrilled to have his talent and proven leadership managing and advancing our growth.”

“It is a rare opportunity to work with a Company that can positively impact a national social issue, such as police encounters with individuals suffering from a mental health crisis,” said Rothans. “It is a privilege to be part of a solution to a problem that has plagued law enforcement for many years – reducing the level of force used to subdue people in crisis while addressing the negative social perception of police force, and mitigating the cost of these encounters to law enforcement agencies, local communities, and ultimately the taxpaying public. I am proud to be part of this organization and to have this opportunity to apply my knowledge and experience in my new role while focusing on driving expanded growth in 2019.”
Michael Rothans

About Wrap Technologies (OTCQB: WRTC)
Wrap Technologies is an innovator of modern policing solutions. The Company’s BolaWrap 100 product is a patented, hand-held remote restraint device that discharges an eight-foot bola style Kevlar® tether to entangle an individual at a range of 10-25 feet. Developed by award winning inventor Elwood Norris, the Company’s Chief Technology Officer, the small but powerful BolaWrap 100 assists law enforcement to safely and effectively control encounters, especially those involving an individual experiencing a mental crisis. For information on the Company, please visit www.wraptechnologies.com. Examples of recent media coverage are available as links under the ”Media” tab of the website.

Trademark Information: BolaWrap is a trademark of Wrap Technologies, Inc. All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements – Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Company’s overall business, total addressable market and expectations regarding future sales and expenses. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to successful implement training programs for the use of its products; the Company’s ability to manufacture and produce product for its customers; the Company’s ability to develop sales for its new product solution; the acceptance of existing and future products; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand, as well as other risk factors included in the Company’s most recent quarterly report on Form 10-Q and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management.  Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

WRAP TECHNOLOGIES’ CONTACT :
Investor Relations
800-583-2652, Ext #515
IR@wraptechnologies.com